UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

LESCO, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1301 East 9th Street, Suite 1300
Cleveland, Ohio 44114

April 3, 2007
Dear Shareholder:
We have previously sent to you proxy material for the special meeting of shareholders of LESCO, Inc. to be held on May 3, 2007. Your Board of Directors unanimously recommends that shareholders vote FOR approval and adoption of the merger agreement with Deere & Company and Deere Merger Sub, Inc. and the transactions contemplated by the merger agreement.
Since approval of the merger requires the affirmative vote of a majority of our outstanding common shares, your vote is important. If you have not already done so, please vote TODAY by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Very truly yours,

Jeffrey L. Rutherford,
President and Chief Executive Officer

IMPORTANT NOTE:
If you hold your shares through a bank or broker,
you may be able to vote by telephone, or via the Internet. Please follow the easy instructions on the enclosed proxy card.
If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,
INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-877-750-5834.